EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. Sec.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of AppYea, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2014, as filed with the Securities Exchange Commission on the date hereof (the “Report”), Jackie Williams, the Principal Executive Officer and Principal Financial Officer of the Company, certifies pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the company.

This certificate is being made for the exclusive purpose of compliance by the Chief Executive Officer and the Chief Financial Officer of the Company with the requirements of Section 906 of the Sarbanes-Oxley Act of 2002, and may not be disclosed, distributed or used by any person or for any reason other than as specifically required by law.

Date: May 15, 2014	/s/ Jackie Williams
Jackie Williams, President, Principal Executive Officer, Principal Financial Officer